LETTER OF INSTRUCTIONS
                           WITH RESPECT TO DELIVERY OF CONSENTS
                            IN CONNECTION WITH THE SOLICITATION
              [TO BE USED IF YOU WISH US TO (1) CONSENT ON YOUR BEHALF
                 OR (2) EXECUTE AND DELIVER TO YOU A PROXY SO THAT YOU
                              MAY DELIVER A CONSENT] [GRAY]

           To:____________________________________________
             [Fill in name of custodian holding securities]

      The undersigned acknowledge(s) receipt of your letter and the enclosed Consent Solicitation Statement/Prospectus dated _______, 1994 (the "Solicitation Statement") and the Consent form in connection with the solicitation by Baroid Corporation ("Baroid") of consents to the Proposed Amendment (as defined in the Solicitation Statement) of the indenture governing the 8% Senior Notes, due 2003 (the "Notes") of Baroid.

                                       [CHECK ONE BOX]

    _______ AUTHORIZATION TO CONSENT -- This will instruct you to deliver a Consent (as defined in the Solicitation Statement) with respect to the entire principal amount of Notes held by you for the account of the undersigned, upon the terms an subject to the conditions set forth in the Solicitation Statement.

                     [PLEASE COMPLETE THE FOLLOWING TABLE]


                       Principal amount
                       of Notes owned                      $
                       by account


     _______ REQUEST FOR PROXY -- This will instruct you to execute and deliver to the undersigned a proxy with respect to the entire principal amount of Notes held by you for the account of the undersigned in the form set forth on the Consent form so that the undersigned may deliver a Consent.

           SIGNATURE                           Name and Title(Please Print)

           Dated:___________ ___, 1994
                                               Address

                                               Zip Code

                                                __________ __, 1994


         To Our Clients:

            Enclosed for your consideration are the Consent Solicitation Statement/Prospectus dated ______________ _____, 1994 (the "Solicitation Statement"), the Letter of Instructions and the Consent form relating to the solicitation (the "Solicitation") by Baroid Corporation ("Baroid") of consents (the "Consents") from the registered holders of Baroid's 8% Senior Notes, due 2003 (the "Notes") as of ____________ ____, 1994 (the "Record
 Date"), to the adoption of the Proposed Amendment (as defined in the Solicitation Statement) to the indenture pursuant to which the Notes have been issued.

           As part of the consideration for the delivery of Consents (in addition to the guarantee of the Notes to be made by Dresser Industries, Inc. upon the effectiveness of the supplemental indenture), a payment (the "CONSENT PAYMENT") will be made to each registered holder as of the Record Date whose duly executed Consent is received in accordance with the terms and conditions of the Solicitation Statement and not revoked prior to the Effective Time at a rate of $1.00 for each $1,000 principal amount of Notes with respect to which such Consent is delivered.

         We are the registered holder of Notes for your account and a Consent to the Proposed Amendment can only be given by us as the registered holder and only if you so instruct us. The Consent form is furnished to you for your information only and cannot be used by you to consent to the Proposed Amendment with respect to your Notes unless we execute a proxy which authorizes you to consent. We request that you execute and deliver to us the Letter of Instructions (the Gray Form), indicating whether you wish us to execute and deliver a Consent to the Proposed Amendment with respect to your Notes or execute and deliver to you a proxy substantially in the form set forth on the Consent form so that you can deliver a Consent yourself to the Proposed Amendment.

       If you wish to have us (i) deliver a Consent to the Proposed Amendment with respect to your Notes or (ii) execute and deliver to you a proxy substantially in the form set forth on the Consent form so that you may deliver a Consent yourself, please so instruct us by completing, executing, detaching and returning to us the Letter of Instructions attached hereto. If you authorize us to consent to the Proposed Amendment, we will consent with respect to ALL your Notes FOR the Proposed Amendment.

        The enclosed Solicitation statement does not constitute a solicitation of a consent in any jurisdiction in which, or from any person from whom, it is unlawful to make such a solicitation.

                THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK TIME
                           ON _____ __, 1994, UNLESS EXTENDED.

                               [LETTERHEAD OF LEHMAN BROTHERS]

                                                      __________ __, 1994


     To Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

           We have been appointed by Baroid Corporation ("Baroid") as the Solicitation Agent (the "Solicitation Agent") for the solicitation of Consents referred to herein. Upon the terms and subject to the conditions set forth in the Consent Solicitation Statement/Prospectus dated _____ __, 1994 (the "Solicitation Statement"), Baroid is soliciting (the "Solicitation") consents (the "Consents") from the registered holders of its 8% Senior
 Notes, due 2003 (the "Notes") as of _______ __, 1994 (the "Record Date"), to the adoption of the Proposed Amendment (as defined in the Solicitation Statement) to the indenture pursuant to which the Notes have been issued.

      As part of the consideration for the delivery of Consents (in addition to the guarantee of the Notes to be made by Dresser Industries, Inc. upon the effectiveness of the supplemental indenture), a payment (the "CONSENT PAYMENT") will be made to each registered holder as of the Record Date whose duly executed Consent is received in accordance with the terms and conditions of the Solicitation Statement and not revoked prior to the Effective Time at a rate of $1.00 for each $1,000 principal amount of Notes with respect to which such Consent is delivered.

      For your information and for forwarding to your clients for whom you hold Notes held of record in your name or in the name of your nominee, we are enclosing the following:

      1.   a Consent Solicitation Statement/Prospectus;

      2. a Consent form (to be used in delivering the Consents), including form of proxy (to be used if your client instructs you to deliver a proxy to the client to enable the client to deliver a Consent) [Yellow];

      3. a form of letter which you may use for correspondence with your clients;

      4. a Letter of Instructions (to be used by your clients to instruct you to deliver Consents as to their Notes or to deliver a proxy to the client to enable the client to so consent) attached thereto [Gray];

     5.    a return envelope addressed to the Information Agent; and

     6.    the Guidelines for Certification of Taxpayer
           Identification Number on Substitute Form W-9.

       YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON _____ __, 1994 UNLESS THE SOLICITATION IS EXTENDED.

        Baroid will not pay any fees or commissions to any broker or dealer or other person, other than Lehman Brothers Inc., as the Solicitation Agent, and D.F. King & Co., Inc. (the "Information Agent"), for soliciting Consents. However, you will be reimbursed by Baroid for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

        A DULY EXECUTED AND PROPERLY COMPLETED CONSENT AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT TO THE INFORMATION AGENT, all in accordance with the instructions set forth in the Consent and in the Solicitation Statement. Any inquiries you may have with respect to the terms and conditions of the Solicitation Statement should be addressed to the Solicitation Agent and requests for additional copies of the above documents or questions regarding the instructions for completion of the Consent should be addressed to the Information Agent, at the respective address or telephone number set forth for each on the back cover page of the Solicitation Statement.

                                   Very truly yours,

                                   LEHMAN BROTHERS INC.


       NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OR AFFILIATE OF BAROID OR THE SOLICITATION AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE SOLICITATION, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE SOLICITATION STATEMENT AND THE CONSENT.

                THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK TIME,
                           ON _____ __, 1994, UNLESS EXTENDED.